UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. __)

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Dr. Tattoff, Inc. (Name of Registrant as Specified in Charter)
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DR. TATTOFF, INC.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211

NOTICE OF SOLICITATION FOR ACTION TO BE TAKEN BY
WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS

To Our Shareholders:

The Board of Directors of Dr. Tattoff, Inc. (the “Company”) is soliciting your consent on behalf of the Company to approve the following proposals:

(1)	Election of five directors, each for a term of one year or until the next annual meeting of the shareholders of the Company and until their successors are elected and qualified;
(2)	Amendment of our 2011 Long-Term Incentive Plan increasing the number of shares of common stock authorized for issuance under the plan (the “Amendment”);
(3)	An advisory vote on executive compensation; and
(4)	An advisory vote on the frequency of the advisory vote on executive compensation.

We are soliciting your approval for (i) the election of the nominated slate of directors for the Board of Directors; (ii) the Amendment; and (iii) an advisory vote on (a) executive compensation and on (b) the frequency of the advisory vote on executive compensation, by written consent in lieu of a meeting of shareholders because our Board of Directors believes that it is in the best interests of the Company and our shareholders to solicit such approval in the most cost effective manner. A written consent form is enclosed for your use. This consent solicitation statement and enclosed written consent form is being sent to our shareholders on or about June 9, 2014. Our Board of Directors has fixed the close of business on May 1, 2014 as the record date for determination of our shareholders entitled to give written consent. Only the shareholders of record on the record date will receive this consent solicitation statement and will be entitled to give the written consents to the election of the nominated slate of directors, the proposed Amendment and the advisory votes.

Your consent is important regardless of the number of shares of stock that you hold. Although our Board of Directors has approved the Amendment, the Amendment requires the approval by the vote of shareholders holding a majority of the voting power of our outstanding common stock as of the record date.

Our Board of Directors unanimously recommends that you vote for the election of the nominated slate of directors, consent to the Amendment, for the approval of the executive compensation and vote on holding say-on-pay votes EVERY TWO YEARS (as opposed to every year or every three years). The affirmative vote of a plurality of the votes cast by written consent is required for the election of directors. A properly executed proxy marked ‘WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The Amendment and the approval of the executive compensation will be approved when we have received consents to the Amendment from our shareholders representing approval by the vote of shareholders holding a majority of the voting power of our outstanding common stock as of the record date.

To vote for a director, please mark the enclosed consent form to vote “FOR” that director. If you approve the Amendment, please mark the enclosed written consent form to vote “FOR” the Amendment. To vote to approve the executive compensation, please mark the enclosed written consent form to vote “FOR” regarding executive compensation. To vote on the frequency of the “say-on-pay” issue, please mark the enclosed consent form for either one year, two years, three years or abstain.

Once you have completed the written consent, date, sign and mail or deliver via facsimile your written consent to us no later than June 30, 2014 at:

Dr. Tattoff, Inc.
Attention: Harry L. Zimmerman, General Counsel and Secretary
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
Fax: 512-628-3077

By order of our company’s Board of Directors,

/s/ John P. Keefe
John Keefe
Chief Executive Officer

June 5, 2014
Beverly Hills, California

DR. TATTOFF, INC.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211

CONSENT SOLICITATION STATEMENT

These consent solicitation materials are being sent to the holders of common stock of Dr. Tattoff, Inc., a Florida corporation (the “Company”), in connection with the solicitation of consents from shareholders of the Company to take action by written consent as specified herein without the necessity of holding a special meeting of the shareholders, as permitted by Florida law. Our Board of Directors is asking the holders of our common stock outstanding on the record date to consent in writing and approve the election of our directors for a one year term, to approve an amendment of our 2011 Long-Term Incentive Plan (the “Plan”) increasing the number of shares of common stock authorized for issuance under the Plan (the “Amendment”) and to make advisory votes with respect to executive compensation and the frequency of the shareholders voting on executive compensation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THIS CONSENT SOLICITATION

This consent solicitation statement and the written consent form are available at www.drtattoff.com/investor-relations.

VOTING; RECORD DATE; VOTE REQUIRED

Our Board of Directors has fixed the close of business on May 1, 2014, as the record date for determination of our shareholders entitled to give written consents. If you were a shareholder of record on the record date, you are entitled to give written consent to the election of directors, the Amendment and the advisory votes. Each share of our common stock is entitled to one vote on each of the election of directors, the Amendment and the advisory votes.

As of the record date, 19,308,230 shares of our common stock were issued and outstanding and, therefore, a total of 19,308,230 votes are entitled to be given by written consents. The Amendment will be approved by our shareholders if we receive the written consent of our shareholders representing a majority of the voting power of our outstanding common stock as of the record date, or written consents representing at least 9,654,116 shares of our common stock.

A written consent form that has been signed, dated and delivered to us with the “FOR” box checked will constitute consent to the election of the entire slate of directors unless the “WITHHELD FOR ALL” box is checked or if a particular director nominee’s name is written in in the space marked as “WITHHELD FOR”. A written consent form that has been signed, dated and delivered to us with the “WITHHELD FOR ALL” or with a particular director nominee’s name written in in the space marked as “WITHHELD FOR” boxes checked or without any of the boxes checked under Proposal No. 1 will be counted as a vote against all or a particular director nominee as appropriate.

A written consent form that has been signed, dated and delivered to us with the “FOR” box checked under Proposal No. 2 will constitute consent to the Amendment. A written consent form that has been signed, dated and delivered to us with the “AGAINST” or “ABSTAIN” boxes checked or without any of the boxes checked under Proposal No. 2 will be counted as a vote against the Amendment.

A written consent form that has been signed, dated and delivered to us with the “FOR” box checked under Proposal No. 3 will constitute approval of the issue of executive compensation. A written consent form that has been signed, dated and delivered to us with the “AGAINST” or “ABSTAIN” boxes checked or without any of the boxes checked under Proposal No. 2 will be counted as a vote against the issue of executive compensation.

A written consent form that has been signed, dated and delivered to us with one of the specific year choices checked under Proposal No. 4 will constitute a vote for that frequency of advisory vote on executive compensation. A written consent form that has been signed, dated and delivered to us with the “ABSTAIN” box checked or without any of the boxes checked under Proposal No. 3 will be disregarded with respect to the advisory vote on the frequency of advisory votes on executive compensation.

Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consents of our shareholders representing a majority of the voting power of our outstanding common stock as of the record date. Please send your notice of revocation via same facsimile number or by the same mailing address that you would send your written consent, as disclosed elsewhere in this consent solicitation statement. The approval of our shareholders of the director nominees is effective when we receive the written consents from our shareholders representing a majority of the voting power of our outstanding common stock as of the Record Date and each such director nominee has received a plurality of the votes cast at that time. The approval of our shareholders of the Amendment is effective when we receive the written consents to the Amendment from our shareholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

Please complete, date, sign and return the enclosed written consent form via facsimile or by mail to the following:

Dr. Tattoff, Inc.
Attention: Harry L. Zimmerman, General Counsel and Secretary
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
Fax: 512-628-3077

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our directors are elected for a term of one year or until the next annual meeting and their successors are elected and qualified. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected as directors for a new term of one year and until their successors are duly elected and qualified. All of the nominees have consented to serve another one-year term. The business experience and background of each of our directors is provided below.

John Keefe. As Chief Executive Officer of our Company, Mr. Keefe brings to our Board of Directors a depth of understanding of our business and operations, as well as financial and strategic planning expertise in the healthcare services industry. Mr. Keefe has served as our Chief Executive Officer since May 2008 and served as Chief Operating Officer from November 2007 to March 2013. Mr. Keefe has served as a member of our Board of Directors since August 2010. Mr. Keefe served as Chief Financial Officer of the Company and DRTATTOFF, LLC, our predecessor, from November 2007 to July 2008. From January 2007 to November 2007, Mr. Keefe served as the Chief Financial Officer of Equicare Capital, LLC, a healthcare revenue cycle company that merged with Argyle Solutions Inc. in August 2007. From 2002 to 2006, Mr. Keefe was a co-founder and served as the Chief Operating Officer of Centerre Healthcare Corporation, an operator of acute rehabilitation hospitals, where he was responsible for hospital operations, including implementations, regulatory compliance, clinical quality and marketing. Mr. Keefe earned a Bachelors degree in Business Administration in Accounting from Georgia State University and became licensed as a Certified Public Accountant (Georgia) in 1981. Mr. Keefe is 65 years old.

Eugene Bauer. Dr. Bauer brings to our Board of Directors extensive experience in healthcare and medical services, as well as experience in directorship of various companies in the healthcare industry. Dr. Bauer has served as the chairman of our Board of Directors since August 2010. Dr. Bauer is founder, Chief Medical Officer and a member of the board of directors of Dermira, Inc., a privately held development stage dermatology company, and is the immediate past President and Chief Medical Officer of Peplin Inc., the U.S.-based subsidiary of LEO Pharma. He was a co-founder of Connetics, a publicly-traded biotechnology company that was acquired by Stiefel Laboratories in 2006. Dr. Bauer previously served as Chief Executive Officer of Neosil Inc., which was acquired by Peplin in 2008. Since 2002, Dr. Bauer has served as a Lucy Becker Professor, Emeritus, in the School of Medicine at Stanford University. From 1995 to 2001, Dr. Bauer served as Vice President for Medical Affairs and Dean of the Stanford University School of Medicine, and from 1988-1995, he served as Chair of the Department of Dermatology at the Stanford University School of Medicine. During his tenure as department chair, Dr. Bauer also served as Program Director of the Stanford University General Clinical Research Center (GCRC), where he oversaw the Federal and industry-sponsored research carried out in the GCRC. In addition, Dr. Bauer currently serves on the board of directors of Medgenics, Inc., an Israeli biotechnology company and a member of the board of directors of five other privately-held companies. Dr. Bauer previously served on the Board of Directors of Arbor Vita Corp., Patient Safety Technologies, Inc. and Pet DRx Corporation. Dr. Bauer is 71 years old.

Gene Burleson. Mr. Burleson brings to our Board of Directors extensive experience in the operation of companies in the medical services industry, as well as experience in public company directorship of companies in the healthcare industry. Mr. Burleson has served as a member of our Board of Directors since August 2010. From June 2005 to July 2010, Mr. Burleson served as a director of Pet DRx Corporation (NCM: VETS), an owner and operator of veterinary care clinics. Mr. Burleson also served as Chief Executive Officer of Pet DRx from November 2008 until its sale to VCA Antech in July 2010. Mr. Burleson currently serves on the board of directors of SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals. From 2004 to 2008, Mr. Burleson served on the board of directors of Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations. From 1995 to 2003, Mr. Burleson served as a member of the board of directors of Alterra Healthcare Corporation, a developer and operator of assisted living facilities, and as chairman of the board of directors during 2003. From 2000 to 2002, Mr. Burleson served as chairman of the board of directors of Mariner Post-Acute Network, Inc., and from 1990 to 1997, he served as chairman of the board of directors, President and Chief Executive Officer of GranCare. Mr. Burleson also serves on the board of directors of several private companies. Mr. Burleson is 73 years old.

Joel Kanter. Mr. Kanter brings to our Board of Directors extensive experience in finance, investment banking and strategic planning, as well as experience in public company directorship of companies in the healthcare industry. Mr. Kanter has served as a member of our Board of Directors since August 2010. Since July 1986, Mr. Kanter has served as President of Windy City, Inc., a privately held investment firm. From 1989 to November 1999, Mr. Kanter served as the President, and subsequently as the President and Chief Executive Officer of Walnut Financial Services, Inc., a publicly traded company (NMS: WNUT). Walnut Financial’s primary business focus was the provision of different forms of financing to small business, by providing equity financing to start-up and early stage development companies, providing bridge financing to small and medium-sized companies, and providing later stage institutional financing to more mature enterprises. The company was sold to Tower Hill Capital Group in 1999 in a transaction valued at approximately $400 million. Mr. Kanter serves on the board of directors of several public companies including Magna-Labs, Inc., formerly involved in the development of a cardiac MRI device; Medgenics, Inc., an Israeli biotechnology company; and WaferGen, which is engaged in the development, manufacturing and sales of state-of-the-art systems for gene expression, genotyping and stem cell research. He also serves on the board of directors of several private companies. Mr. Kanter is a current Trustee and past President of the Board of Trustees of The Langley School in McLean, Virginia; and a former Trustee at the Georgetown Day School in Washington, D.C. He is also the current Board Chair of the Black Student Fund and a member of the executive committee of the Kennedy Center’s National Committee on the Performing Arts. Mr. Kanter is 57 years old.

William Kirby. Dr. Kirby brings to our Board of Directors extensive experience in laser tattoo and hair removal services and a depth of understanding of our business and operations. Dr. Kirby has served as a member of our Board of Directors since March 2008 and is the sole shareholder of William Kirby, D.O., Inc., an entity that provides laser tattoo and hair removal services to our California clinics as set forth in a management services agreement with the Company. Dr. Kirby was a managing member of DRTATTOFF, LLC, our predecessor, since its inception in 2004. Since 2002, Dr. Kirby has practiced medicine in California as a licensed Osteopathic physician and surgeon and is board certified in dermatology through the American Osteopathic College of Dermatology. He currently serves as a Clinical Assistant Professor, Department of Internal Medicine, Division of Dermatology, at Nova Southeastern University and as a Clinical Assistant Professor of Dermatology at Western University of Health Sciences. Dr. Kirby earned a Bachelor of Science degree in Biology from Emory University in 1995 and a Doctor of Osteopathic Medicine degree from Nova Southeastern University in 2000. Kirby has authored approximately a dozen medical articles involving tattoo removal and served as the lead author on a textbook chapter on this subject in two textbooks. Dr. Kirby is 41 years old.

Director Compensation

The following table provides information regarding compensation awarded to, earned by or paid to non-employee members of our Board of Directors serving as such during our fiscal year ended December 31, 2013. On April 15, 2011 the Company approved the payment of a $20,000 annual retainer and equity grants to the independent directors. None of the annual retainer was paid in 2011, 2012 or 2013.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	All Other Compensation		Total
Eugene Bauer	$20,000	$44,100	$17,420	-		$81,520

Gene Burleson	$20,000	$44,100	$17,420	-		$81,520

Joel Kanter	$20,000	$44,100	$17,420	-		$81,520

William Kirby	$-	$-	$4,825	$250,000	(2)	$254,825

(1)
See “Footnote 9, Equity” of the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2013 for assumptions used in valuation of option awards. You may obtain a copy of our Form 10-K annual report, without charge, by writing to us at 8500 Wilshire Blvd., Suite 105, Beverly Hills, CA 90211, Attn: Harry L. Zimmerman.

(2)	Paid or payable pursuant to Medical Director’s Agreement.

Option Awards and Stock Grants to Directors under the 2011 Long-Term Incentive Plan in 2012 and 2013

Non-Employee Director Options. In March 2013, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors approved the grant of nonqualified stock options to the Company’s independent directors to purchase an aggregate of 135,000 shares of the Company’s common stock, all of which were outstanding as of December 31, 2013. The options have an exercise price of $0.49, which the Board of Directors determined was no less than the fair value of a share of common stock on the date of the grant. Fifty percent (50%) of the director options vested immediately upon the grant date, twenty five percent (25%) vest on the first anniversary of the grant date and the remaining twenty five percent (25%) vest on the second anniversary of the grant date. In March 2013, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors also approved the grant of nonqualified stock options to the Company’s independent directors to purchase an aggregate of 60,000 shares of the Company’s common stock, all of which were outstanding as of December 31, 2013. The options have an exercise price of $0.49, which the Board of Directors determined was no less than the fair value of a share of common stock on the date of the grant. They all vested immediately upon the grant date.

Stock Grants. In March 2013, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors also approved the grant of 90,000 shares of the Company’s common stock to each of the Company’s independent directors, which vested immediately upon the grant date. There were no stock grants pursuant to the 2011 Long-Term Incentive Plan to any of the Company’s directors in 2012.

Related Party Transactions

Agreements with William Kirby

The following is a description of certain transactions and agreements involving the Company and Dr. William Kirby, a member of our Board of Directors, and William Kirby, D.O., Inc., an entity solely owned by Dr. Kirby.

Management Services Agreement. Effective January 1, 2010, we entered into an Amended and Restated Management Services Agreement with William Kirby, D.O., Inc., under which we provide certain non-medical management, administrative, marketing and support services and equipment as an independent contractor to the practice sites where William Kirby, D.O., Inc. provides or supervises laser tattoo and hair removal services. Under the agreement, William Kirby, D.O., Inc. retains sole responsibility for, and complete authority, supervision and control over, the provision of professional healthcare services performed by licensed medical professionals at the applicable clinics as it deems, in its sole discretion, appropriate and in accordance with all applicable California state and Federal laws and regulations. William Kirby, D.O., Inc. employs and pays the medical staff providing the services under this arrangement. Pursuant to the agreement, patient payables are deposited into the bank account of William Kirby D.O., Inc., and the Company prepares and makes payments on behalf of William Kirby D.O., Inc. with respect to employee salaries, employment taxes and employee benefits, among other payables. William Kirby, D.O., Inc. has the right to terminate the agreement upon a material breach by the Company, including but not limited to, the Company’s failure to make payment when due and failure to otherwise provide the services required under the agreement.

The Company has responsibility for most of the operations of the business conducted at the clinics, except for the dispensing of patient care services, in accordance with California state law. We do not own any equity in William Kirby D.O., Inc., and do not economically benefit from any increase in the value of William Kirby, D.O., Inc. We provide services under this agreement to all four of our California clinics. Pursuant to the agreement, we have the exclusive right to manage any other practice sites operated by William Kirby, D.O., Inc.

Following are certain of the material terms of the Amended and Restated Management Services Agreement:

●	Term: A seven year initial term commencing on January 1, 2010 and ending on December 31, 2016.

●	Renewal Terms: Automatic renewal terms of five years each, unless notice is given at least 180 days before the end of the current term.

●
Fee: A management services fee to the Company for 2013 of 70.3% of the gross revenues of William Kirby, D.O., Inc. The management fee was verified by The Mentor Group, Inc., a third party valuation firm, as being reflective of the fair market value of the services provided by the Company under the agreement in light of the time, cost, expense and business risk incurred by the Company thereunder, and is subject to adjustment to ensure the fee is reflective of fair market value based on an annual review performed by the parties and a written report from a third party valuation expert. To be sustainable, any adjustment reducing the fee must not result in a fee so low that the Company is not compensated for its direct expenses of providing the services and its indirect expenses (general and administrative expense) or that the Company is not reasonably compensated for the business risks that it takes. Further, to be sustainable, any adjustment increasing the fee cannot result in a fee so high that William Kirby D.O., Inc. would not be able to cover its expenses, nor can it result in Company profits being substantially higher than firms offering similar services.

●	Intellectual Property License: William Kirby, D.O., Inc. has a nonexclusive revocable license to use the name “Dr. TATTOFF” owned by the Company.

●
Security Interest: The Company has the right to require William Kirby, D.O., Inc. to execute a security agreement pursuant to which the Company would have a security interest in the gross revenues, accounts receivable, cash and other accounts of the businesses, securing the payment and performance of the obligations of William Kirby, D.O., Inc. under the agreement.

2010 Medical Director Agreement. Effective January 1, 2010, we entered into a Medical Director Agreement with William Kirby, D.O., Inc. and Dr. Kirby, under which we receive administrative, consultative and strategic services from William Kirby, D.O., Inc. The initial term of the agreement is five years, to be followed by automatic renewal terms of five years each. The agreement provides for an annual payment of $250,000 to William Kirby, D.O., Inc. for these services. In addition, pursuant to the agreement, Dr. Kirby and William Kirby, D.O., Inc. agree that he/it will not perform any services for any company or individual that directly competes with the services offered by the Company.

Shareholders Agreement. Effective January 1, 2010, we entered into a Shareholders Agreement with William Kirby, D.O., Inc. and Dr. Kirby, pursuant to which, upon the occurrence of certain triggering events described below, Dr. Kirby is required to transfer his interest in William Kirby, D.O., Inc. to another licensed person approved by the Company. Such triggering events include but are not limited to (i) the death or incapacity of Dr. Kirby, (ii) the loss of Dr. Kirby’s medical license, (iii) a breach of the obligations of William Kirby, D.O., Inc. and/or Dr. Kirby under the Amended and Restated Management Services Agreement or the Medical Director Agreement, (iv) the voluntary or involuntary transfer of Dr. Kirby’s interest in William Kirby, D.O., Inc. and (v) the termination of the Amended and Restated Management Services Agreement in certain circumstances. Dr. Kirby’s transfer of his interest in William Kirby, D.O., Inc. can only be compelled upon the occurrence of one of these triggering events. The Company has no ability to cause a change in the ownership of William Kirby, D.O., Inc. in the absence of the occurrence of one of these triggering events. In addition, the Company has only the right to approve a replacement licensed physician, and does not have the unilateral ability to select such replacement.

Board Committees

The Board of Directors has standing Compensation, Audit and Governance Committees. The membership of each committee is as follows:

Name	Audit	Compensation	Governance

Eugene Bauer	M	M	C

Gene Burleson	C	M	M

Joel Kanter	M	C	M

C = Committee Chair   M = Committee Member

Compensation Committee. The Compensation Committee is charged with reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer; reviewing, approval, recommending and administering the Company’s incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts. In 2013, the Compensation Committee met six times. The Compensation Committee shall have the power and authority to delegate any of its duties and responsibilities to subcommittees as it may deem appropriate in its sole discretion and shall provide the Board of Directors with notice of any such delegation. A copy of the Charter of the Compensation Committee can be found on the Company’s website at www.drtattoff.com/corporate-governance.

Audit Committee. The Audit Committee met six times during 2013. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accounts; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company’s policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants the Company’s draft annual financial statements and key accounting and/or reporting matters. A copy of the Charter of the Audit Committee can be found on the Company’s website at www.drtattoff.com/corporate-governance.

Governance Committee. The Governance Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. Qualified candidates for director are those who, in the judgment of the Governance Committee, possess all of the following personal attributes and a sufficient mix of the following experience attributes to assure effective service on the Board. Personal attributes of a Board candidate considered by the Governance Committee include: leadership, ethical nature, contributing nature, independence, interpersonal skills, and effectiveness. Experience attributes of a Board candidate considered by the Governance Committee include: financial acumen, general business experience, industry knowledge, diversity of view-points, special business experience and expertise. When the Governance Committee reviews a potential new candidate, the Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and our company at that time, given the then current mix of director attributes. Although the Company does not have a specific Board diversity policy, the Governance Committee looks at the diversity of experience, background and Board composition in recommending director candidates as required by the Governance Committee’s charter. The Governance Committee did not meet during 2013. At this point the Governance Committee does not consider written proposals for director nominees from shareholders as it feels that its members represents shareholders who own a significant amount of the Company’s equity and can be fair and objective when looking for director candidates. A copy of the Charter of the Governance Committee can be found on the Company’s website at www.drtattoff.com/corporate-governance.

Independence of Directors

Our Board of Directors has determined that Dr. Bauer, Mr. Kanter and Mr. Burleson, are independent under the NASDAQ Marketplace Rules.

Communications with the Board

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at 8500 Wilshire Blvd., Suite 105, Beverly Hills, CA 90211, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters is available at www.drtattoff.com/investor-relations.

Additional Information related to the Board of Directors

1.	There are no family relationships

2.	The Board met eight times during 2013. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

Report of the Audit Committee of the Board Of Directors

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2013. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee hereby reports as follows:

1.           The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.           The Audit Committee has discussed with SingerLewak LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

3.           The Audit Committee has received the written disclosures and the letter from SingerLewak LLP required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed with SingerLewak LLP their independence.

4.           Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Gene Burleson (chair)
Eugene Bauer, M.D.
Joel Kanter

VOTES REQUIRED TO APPROVE PROPOSAL NO. 1

The affirmative vote of a plurality of the votes cast by written consent is required for the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

John Keefe. As Chief Executive Officer of our Company, Mr. Keefe brings to our Board of Directors a depth of understanding of our business and operations, as well as financial and strategic planning expertise in the healthcare services industry. Mr. Keefe has served as our Chief Executive Officer since May 2008 and served as Chief Operating Officer from November 2007 to March 2013. Mr. Keefe has served as a member of our Board of Directors since August 2010. Mr. Keefe served as Chief Financial Officer of the Company and DRTATTOFF, LLC, our predecessor, from November 2007 to July 2008. From January 2007 to November 2007, Mr. Keefe served as the Chief Financial Officer of Equicare Capital, LLC, a healthcare revenue cycle company that merged with Argyle Solutions Inc. in August 2007. From 2002 to 2006, Mr. Keefe was a co-founder and served as the Chief Operating Officer of Centerre Healthcare Corporation, an operator of acute rehabilitation hospitals, where he was responsible for hospital operations, including implementations, regulatory compliance, clinical quality and marketing. Mr. Keefe earned a Bachelors degree in Business Administration in Accounting from Georgia State University and became licensed as a Certified Public Accountant (Georgia) in 1981. Mr. Keefe is 65 years old.

Harry L. Zimmerman. Mr. Zimmerman began serving as our Executive Vice President on January 1, 2013 and became our Chief Operating Officer on March 5, 2013. He served as a consultant to the Company from June 2012 through December 2012. From July 2011 through March 2012 he served as Chief Financial Officer and General Counsel of Westech Capital Corporation, a company in the securities industry. From October 2008 through July 2010 Mr. Zimmerman served as Chief Financial Officer of Pet DRx Corporation (NCM: VETS), an owner and operator of veterinary care clinics. Mr. Zimmerman served as Executive Vice President and General Counsel of Encore Medical Corporation (NASDAQ: ENMC), a worldwide orthopedics medical device company, from October 2000 through November 2007 and served as Vice President — General Counsel of Encore Medical Corporation from April 1994 until October 2000 after twelve years of experience in the private practice of corporate, real estate and tax law. From 1992 to April 1994, Mr. Zimmerman was associated with the law firm of Winstead Sechrest & Minick, P.C., a law firm based in Texas, in the corporate, tax and real estate practices of the firm’s Austin office. Mr. Zimmerman is licensed as a Certified Public Accountant and attorney in the State of Texas. He has a B.S. (with honors) in Economics from the Wharton School of the University of Pennsylvania and a J.D. (with honors) from the University of Texas School of Law. Mr. Zimmerman is 58 years old.

Mark Edwards. Mr. Edwards has served as our Chief Financial Officer since July 2008. From April 2008 to July 2008, Mr. Edwards served as Senior Financial Officer for Navvis Healthcare, LLC, a company providing strategic consulting services to hospitals and healthcare systems, where he was responsible for overall financial management of the firm and facilitated the merger of The Strategy Group into Navvis. From 2002 to April 2008, Mr. Edwards served as Vice President, Finance and Chief Information Officer for Centerre Healthcare Corporation, an operator of acute rehabilitation hospitals, where he was responsible for the preparation and presentation of financial reports and plans, structuring and negotiation of joint venture agreements, lease and project financing, and development and management of the company’s management information systems. Mr. Edwards earned a Bachelor of Arts in economics from the University of California at Los Angeles. Mr. Edwards is 59 years old.

Report of the Compensation Committee of the Board of Directors

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee of the Company’s Board of Directors oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Executive Compensation Discussion set forth in this Consent Solicitation. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Executive Compensation Discussion be included in this Consent Solicitation Statement.

Submitted by the Compensation Committee:
Joel Kanter (Chair)
Eugene Bauer, M.D.
Gene Burleson

EXECUTIVE COMPENSATION

Objectives of Our Compensation Program

Our executive compensation program is designed to attract, retain, incentivize, and reward talented senior management who can contribute to our growth and success and thereby build value for our stockholders over the long-term. We believe that an effective executive compensation program is critical to our long-term success. By having an executive compensation program that is competitive with the marketplace and focused on driving sustained superior performance, we believe we can align the interests of our executive officers with the interests of shareholders and reward our executive officers for successfully improving shareholder returns. Historically, we have developed compensation programs with the following objectives:

●	attract and retain talented senior management to ensure our future success;
●	encourage a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives;
●
promote a direct relationship between executive compensation and our shareholders, with long-term incentive compensation to link a significant portion of executive compensation to our performance through stock option and restricted stock awards; and

●	structure a compensation program that appropriately rewards our executive officers for their skills and contributions to our company based on competitive market practice.

The Elements of Our Executive Compensation Program

The elements of our executive compensation program are as follows:

●	Base salary;
●	Annual incentive compensation (performance-based bonuses);
●	Equity-based awards;
●	Perquisites;
●	Other benefits; and
●	Benefits upon termination of employment

Base Salary. Base salaries provide a fixed form of compensation designed to reward our executive officer’s core competence in his role. The Compensation Committee determines base salaries by taking into consideration such factors as competitive industry salaries; the nature of the position; the contribution and experience of the officers; and the length of service. The CEO makes salary recommendations for executive officers other than himself and reviews such recommendations with the Compensation Committee.

Annual Incentive Compensation. Performance-based annual incentive compensation is provided to incentivize our executive officers, in any particular year, to pursue particular objectives that the Compensation Committee believes are consistent with the overall goals and long-term strategic direction that the Board has set for the Company.

Our Board of Directors adopted the Dr. Tattoff, Inc. Short-Term Incentive Plan, or the STIP, on April 15, 2011 to reward eligible executives annually based on the performance of the Company and an executive during a calendar year. We expect that our STIP will be a material component of our compensation practices in future years.

Executives and employees who are employed in an incentive-eligible position for at least three months and who are designated by our chief executive officer and confirmed by the Compensation Committee are eligible to participate in the STIP. Amounts payable under the STIP are determined based on the achievement of Company and individual performance metrics approved annually by the Compensation Committee and independent directors, based on recommendations from our chief executive officer. The performance metrics are determined during the first fiscal quarter of each year and may change from year to year as defined by the Compensation Committee.

Accomplishment of each objective at its minimum threshold will permit a calculation for that objective without regard to the accomplishment of any of the other objectives. Our Board of Directors retains discretion to modify the attainment of any objective, including the adjustment of any calculation of performance and determination of the performance category in a positive or negative manner, the determination of whether the minimum performance metric has been met, or the amount of any award. The achievement percentages are as follows:

●	100% to 104.9% achievement results in 100% of the target incentive being earned

●	105% to 114.9% achievement results in 120% of the target incentive being earned

●	115% to 125% achievement results in 140% of the target incentive being earned

●	Greater than 125% achievement results in 150% of the target incentive being earned (maximum payout amount)

The target incentive is a percentage of the applicable executive’s weighted average base salary for the calendar year. The 2013 target incentive percentages for the chief executive officer were 25%; for the chief operating officer 20%; and for the chief financial officer, 20%. When calculating annual incentives payable under the STIP, the chief executive officer can recommend the recognition of individual performance to modify calculations based solely on our Company’s performance, subject to approval by the Compensation Committee with respect to other executive officers and direct reports to the chief executive officer. The chief executive officer cannot make such a recommendation with respect to his position.

To receive an annual incentive under the STIP, the executive must receive an individual performance rating that is at or above a minimum threshold and must be on the active payroll of our Company on the date that the Compensation Committee and Board of Directors approve the annual incentive payments. Annual bonuses under the STIP are paid in both cash and equity. 50% of the annual incentive will be vested and paid in cash as soon as practicable after the Compensation Committee determines the payment amounts. The remaining 50% will be granted in equity, with one-half granted as stock options and one-half granted as restricted stock. 50% of the total equity will vest immediately, and the remaining 50% will vest on the first anniversary of the grant date if the Company’s performance in the year after the year in which the award is earned is equal to or greater than the Company’s Revenue and EBITDA achieved in the year in which the award is earned. The chief executive officer may recommend a different mix of equity awards for its review and approval for future annual incentive payments under the STIP.

Equity Compensation. On April 15, 2011, our Board of Directors adopted the Dr. Tattoff, Inc. 2011 Long-Term Incentive Plan for the purpose of granting incentive awards, including equity awards such as stock options or restricted stock, to certain officers, employees, directors, consultants and other service providers of our Company, to provide such recipients with additional incentives to enhance the value of our Company and encourage stock ownership. We expect the 2011 Long-Term Incentive Plan to be a material component of our compensation plan for executives.

Under the 2011 Long-Term Incentive Plan, we can grant incentive and nonqualified options to purchase shares of our common stock, stock appreciation rights, other stock-based awards, which are settled in either cash or shares of our common stock and are determined by reference to shares of our stock (such as grants of restricted common stock, grants of rights to receive stock in the future or dividend equivalent rights) and cash performance awards, which are settled in cash and are not determined by reference to shares of our common stock, or the Awards. A more complete description of the 2011 Long-Term Incentive Plan is included as part of Proposal No. 2 below.

Perquisites. We provide perquisites to our executive officers that we believe are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management. Perquisites include vacation, medical, dental, vision, long term and short term disability and life insurance premiums which are offered to our executive officers on the same terms as are offered to our other employees.

Other Benefits. None.

Benefits Upon Termination of Employment. We have entered into employment agreements with our executive officers. Each of these agreements provides for certain payments and other benefits if the executive officer’s employment terminates under specified circumstances, including in the event of a “change in control.” In general, the employment agreements establish the salary and bonus amounts, and provide for the payment of amounts, including base salary, in the event the executive officers are terminated without cause during the term of the agreement. The executive officer employment agreements also contain provisions that prohibit the Executive Officer from disclosing our confidential information and that prohibit the Executive Officer from engaging in certain competitive activities or soliciting any of our employees, customers, potential customers, or acquisition prospects. More details regarding these agreements are provided below. The Compensation Committee believes that these employment agreements are an important part of overall compensation for our executive officers because they help to secure the continued employment and dedication of our executive officers, despite any concern that they might have regarding their own continued employment prior to or following a change in control. The Compensation Committee also believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Compensation Committee Advisors

The Compensation Committee charter grants the Compensation Committee the sole and direct authority to engage and terminate advisors and compensation consultants and to approve their fees and retention terms. These advisors and consultants report directly to the Compensation Committee, and we are responsible for paying their fees.

Beginning in 2012 and continuing in 2013, the Compensation Committee undertook to review and update the Company’s executive compensation program. In connection with the comprehensive review of the compensation system for our named executive officers, the Compensation Committee engaged WNB Consulting LLC (“WNB”) as a consultant to the Compensation Committee. WNB has not performed any work for us other than work for which it was engaged by the Committee. WNB presented to the Compensation Committee WNB’s analysis that included, but was not limited to, recommendations regarding the composition of a peer group of companies that would be the basis for a benchmarking evaluation of the Company’s compensation programs, the status of our current compensation program as compared to those of our peer companies, the methodologies behind the research and analysis it used to prepare the comparisons, the techniques it used to standardize the compensation programs of peer companies in order to permit more accurate comparisons against our programs and a proposed plan covering all aspects of the compensation for our named executive officers. The analysis and process resulted in executive employment agreements with each of our named executive officers that were entered into in 2013 and have terms that run through July 31, 2015, and the design and implementation of a compensation program including long-term incentives for periods beginning in January 2013 and ending July 31, 2015.

Summary Compensation Information

The following table provides information regarding compensation awarded to, earned by or paid to our chief executive officer and our two other most highly compensated executive officers serving as such at December 31, 2013 for all services rendered in all capacities to us during our fiscal years ended December 31, 2013 and December 31, 2012. We refer to these three executive officers as our named executive officers.

Name and Principal Position	Year	Salary	Option Awards(1)	All Other Compensation	Total
John Keefe Chief Executive Officer and Director	2013	$334,630	$30,629	$-	$365,259	(2)
	2012	$309,630	$2,050	$-	$311,680

Harry Zimmerman EVP and Chief Operating Officer	2013	$276,000	$109,968	$-	$385,968	(3)

Mark Edwards Chief Financial Officer	2013	$264,646	$23,809	$-	$288,455	(4)
	2012	$248,646	$1,710	$-	$250,356

(1)	See “Footnote 9, Equity” of the Consolidated Financial Statements included as part of the Form 10-K for the year ended December 31, 2013 for assumptions used in valuation of option awards.
(2)
Includes $25,000 bonus awarded under the Company’s Short-Term Incentive Plan, $17,500 due as minimum bonus pursuant to the executive’s employment agreement, and $27,158 in salary all of which remains unpaid as of the date hereof.

(3)
Includes $6,000 bonus awarded under the Company’s Short-Term Incentive Plan, $30,000 due as minimum bonus pursuant to the executive’s employment agreement, and $10,096 in salary all of which remains unpaid as of the date hereof. He served as a consultant to the Company from June 2012 to December 2012.

(4)
Includes $16,000 bonus awarded under the Company’s Short-Term Incentive Plan, $13,500 due as minimum bonus pursuant to the executive’s employment agreement, and $22,362 in salary all of which remains unpaid.

Interest paid on loans made to the Company on terms the same as paid to non-employee lenders is excluded.

The Company does not as of the date hereof currently provide pension benefits or nonqualified deferred compensation to the named executive officers that would be subject to disclosure pursuant to the applicable securities regulations.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2013:

	Number of Securities Underlying Unexercised Options and Warrants
Name	Exercisable	Unexercisable		Option Exercise (per share)	Option Expiration Date
John Keefe Chief Executive Officer and Director	169,714	169,714	(1)	$0.3687	4/15/2021
	7,021	-	(2)	$0.49	11/12/2022
	11,848	-	(2)	$0.49	3/5/2023
	26,515	37,121	(3)	$0.55	7/3/2023
	19,885	27,872	(3)	$0.65	3/3/2018
	2,601	-	(2)	$0.55	10/1/2023

Harry Zimmerman	56,123	5,102	(4)	$0.49	1/15/2023
EVP and Chief Operating Officer	28,061	2,552	(4)	$0.595	1/15/2018
	2,679	-	(2)	$0.49	3/5/2023
	42,429	169,714	(5)	$0.55	6/17/2023
	2,386	-	(2)	$0.55	10/1/2023

Mark Edwards Chief Financial Officer	102,857	102,857	(1)	$0.3687	4/15/2021
	5,855	-	(2)	$0.49	11/12/2022
	9,514		(2)	$0.49	3/5/2023
	20,455	28,636	(3)	$0.55	7/3/2023
	15,340	21,748	(3)	$0.65	7/3/2018
	2,340		(2)	$0.55	10/1/2023

(1)
Granted April 15, 2012 pursuant to the Company’s 2011 Long-Term Incentive Plan. The executives’ options vest in equal, 20% annual increments, with the first installment vesting immediately and each subsequent installment vesting on the anniversary of the grant date, over a period of four years measured from the grant date. In June 2012, Mr. Keefe and Mr. Edwards exercised their option with respect to the then exercisable portion of the award.

(2)	Granted pursuant to the Company’s 2011 Long-Term Incentive Plans. The executives’ options, issued in connection with the executives’ agreement to defer salary, vested immediately.
(3)	Granted July 3, 2013 pursuant to the Company’s 2011 Long-Term Incentive Plan. The executives’ options vest in equal monthly increments, over a period of twelve months measured from the grant date.
(4)	Granted January 15, 2013 pursuant to the Company’s 2011 Long-Term Incentive Plan. The executive’s options vest in equal monthly increments, over a period of twelve months measured from the grant date.
(5)
Granted June 17, 2013 pursuant to the Company’s 2011 Long-Term Incentive Plan. The executive’s options vest in equal, 20% annual increments, with the first installment vesting immediately and each subsequent installment vesting on the anniversary of May 17, 2013, over a period of four years measured from the grant date.

Employment Agreements

We have entered into employment agreements with John Keefe, Harry Zimmerman, and Mark Edwards, or the “Executives”. Under the agreements, Mr. Keefe will serve as our chief executive officer; Mr. Zimmerman will serve as our executive vice president and chief operating officer, and Mr. Edwards will serve as our chief financial officer. Each employment agreement is for a fixed term of two years, ending on the second anniversary of the effective date of each employment agreement. Mr. Keefe’s employment agreement is effective as of July 1, 2013 and extends until July 1, 2015; Mr. Zimmerman’s agreement is effective as of January 1, 2013 and extends to January 1, 2015; and Mr. Edwards’s agreement is effective as July 1, 2013 and extends until July 1, 2015.

Mr. Keefe will receive a base salary of $274,630 per year with a minimum bonus of $35,000; Mr. Zimmerman will receive a base salary of $240,000 with a minimum bonus of $30,000; and Mr. Edwards will receive a base salary of $221,646 per year with a minimum bonus of $27,000. Our Board of Directors will review the base salary for each Executive at least annually for possible increases. The employment agreements also provide that each Executive is eligible to receive an annual incentive compensation payment that is based on objective, subjective and personal performance criteria, as determined in the discretion of the Board of Directors. Our Board of Directors may also grant equity compensation to each Executive under an equity compensation plan maintained by us and approved by our Board of Directors, including the 2011 Long-Term Incentive Plan discussed below. We will also provide the Executives with certain benefits and perquisites under the employment agreements that are commensurate with each Executive’s position, including expense reimbursement, vacation time, and participation in our employee benefit plans that we may maintain from time to time.

In connection with their employment agreements, Mr. Keefe, Mr. Zimmerman and Mr. Edwards were also granted incentive stock options in the amounts of 63,636, 61,225, and 49,091 shares of common stock, respectively. Each option granted to Mr. Keefe and Mr. Edwards has an exercise price of $0.55 per share. The options granted to Mr. Zimmerman have an exercise price of $0.49 per share. Also in connection with their employment agreements, Mr. Keefe, Mr. Zimmerman and Mr. Edwards were also granted warrants to acquire common stock of the Company in the amounts of 47,727, 30,613, and 36,818 shares of common stock, respectively. Each warrant issued to Mr. Keefe and Mr. Edwards has an exercise price of $0.65 per share. The warrants issued to Mr. Zimmerman have an exercise price of $0.595 per share. The options and warrants granted to Mr. Zimmerman were issued on January 15, 2013, the date of execution of his employment agreement. The options and warrants granted to Mr. Keefe and Mr. Edwards were effective as of July 3, 2013, the execution date of their new employment agreements.

If, during the term of the employment agreement, we terminate an Executive’s employment without “cause” or if a change in control of the Company occurs and he resigns for “good reason” within twelve months after that change in control, we will continue to pay the Executive his then-current base salary for a specified period after his employment terminates as severance. If an Executive remains employed by us after the employment agreement expires, and we subsequently terminate that Executive’s employment without “cause,” we will continue to pay him his then-current base salary for a specified period after we terminate his employment. The specified periods for purposes of the severance amounts described above is twelve months with respect to Mr. Keefe and Mr. Zimmerman; and nine months with respect to Mr. Edwards. Each Executive is required to execute a release of claims against us as a condition to the payment of severance benefits.

“Cause” is defined in the employment agreements as the willful refusal by the Executive to follow a lawful direction of the Board of Directors, so long as the direction is not materially inconsistent with the Executive’s job position; willful misconduct or reckless disregard by the Executive in the performance of his duties or the interest or property of our Company; the intentional disclosure by the Executive of our confidential information or trade secrets to an unauthorized individual, which causes material harm to us; any act by the Executive of fraud against, material misappropriation from, or significant dishonesty to us; arrest for, charged in relation to (by criminal information, indictment, or otherwise), or conviction of the Executive of a felony or a crime involving breach of trust or moral turpitude; or a material breach of the employment agreement that is not cured after notice and a reasonable cure period. “Good reason” is defined in the employment agreement as the occurrence, within twelve months after a change in control, of a material diminution in the Executive’s base salary, authority, duties or responsibilities; a material breach of the employment agreement by the Company or a relocation of the Executive’s employment that increases his regular commute by 50 miles or more.

Each Executive is subject to certain restrictions on the use and disclosure of our confidential information and trade secrets during his employment with us and for as long thereafter as permitted by applicable law. In addition, while the Executive is employed by us, he is obligated not to engage in the business of laser tattoo removal, hair removal or other laser-based skin care services for any other business or entity or induce any other Company employee, consultant or business partner to engage in employment or provide services substantially similar to those provided to the Company. In addition, during the period of employment and for twelve months thereafter, each Executive agrees not to solicit or induce any employee or contractor of the Company to discontinue his or her employment or engagement with the Company.

PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENT TO THE 2012 LONG –TERM INCENTIVE PLAN

Our 2011 Long-Term Incentive Plan (the “Plan”) was established by the Board of Directors. The purpose of the Plan, which is more fully described below, is to provide incentives to the Company’s employees, directors, consultants and other service providers. A copy of the full text of the Plan is attached hereto as Exhibit A. On July 3, 2013, our Board of Directors adopted a proposal to amend the Plan by increasing the number of shares of common stock authorized and reserved for issuance under the Plan from 2,571,428 to 4,471,428. We must receive stockholder approval to amend the Plan as such.

GENERAL DESCRIPTION OF THE PLAN

On April 15, 2011, our Board of Directors adopted the Dr. Tattoff, Inc. 2011 Long-Term Incentive Plan for the purpose of granting incentive awards, including equity awards such as stock options or restricted stock, to certain officers, employees, directors, consultants and other service providers of our Company, to provide such recipients with additional incentives to enhance the value of our Company and encourage stock ownership. Prior to the adoption of the 2011 Long-Term Incentive Plan, we had not granted equity awards, such as stock options or restricted stock, to our named executive officers pursuant to incentive plans. We expect the 2011 Long-Term Incentive Plan to be a material component of our compensation plan for executives.

Under the 2011 Long-Term Incentive Plan, we can grant incentive and nonqualified options to purchase shares of our common stock, stock appreciation rights, other stock-based awards, which are settled in either cash or shares of our common stock and are determined by reference to shares of our stock (such as grants of restricted common stock, grants of rights to receive stock in the future or dividend equivalent rights) and cash performance awards, which are settled in cash and are not determined by reference to shares of our common stock, or the Awards. The Board of Directors has reserved 4,471,428 shares of our common stock for issuance pursuant to Awards, subject to adjustment as provided in the 2011 Long-Term Incentive Plan, any or all of which may be granted as incentive stock options.

The 2011 Long-Term Incentive Plan is administered by a Committee appointed by the Board of Directors or, alternatively if no committee is appointed, by the entire Board of Directors. The Committee determines all questions of interpretation of the 2011 Long-Term Incentive Plan. Awards granted under the 2011 Long-Term Incentive Plan and the terms of Awards, including the number of shares of common stock as to which an Award is granted and the potential payout of any Award not denominated in shares of common stock will be determined by the Committee. The Committee’s decisions relating to the administration of the 2011 Long-Term Incentive Plan and grants of Awards are final and binding on all persons.

Awards generally are not transferable or assignable except by will or the laws of intestate succession, unless the terms of the individual Award (other than incentive stock options) provide otherwise. At the Committee’s discretion, Awards may be modified following their grants, to the extent not inconsistent with other provisions of the 2011 Long-Term Incentive Plan, and Awards may be cancelled, accelerated, paid or continued, subject to the terms of the applicable Award agreement and the 2011 Long-Term Incentive Plan, upon the holder’s termination of employment. However, incentive stock options will expire no later than three months after the holder’s termination of employment (one year if termination of employment is due to the holder’s death or disability). The Committee may, however, permit an incentive stock option to continue beyond these time limits, in which case the option will become a nonqualified stock option.

Effective as of June 1, 2012, the Board of Directors adopted limitations on the awards that may be granted to each employee per year with the intention that the awards qualify as performance-based compensation under Section 162 of the Code. The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights or other awards that are denominated in shares of common stock and are intended to be performance-based compensation under Code Section 162(m) shall not exceed 428,571, subject to adjustment in accordance with the provisions of the 2011 Long-Term Incentive Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $1,000,000.

The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m). To the extent that the Committee desires to base an Award on performance goals that are intended to qualify the Award as performance-based compensation under Code Section 162(m), the Committee may, but is not required to, make the vesting or payment of the Award subject to the achievement of one or any combination of the performance listed below during a specified period: (1) earnings per share; (2) book value per share; (3) operating cash flow; (4) free cash flow; (5) cash flow return on investments; (6) cash available; (7) net income (before or after taxes); (8) revenue or revenue growth; (9) total shareholder return; (10) return on invested capital; (11) return on shareholder equity; (12) return on assets; (13) return on common book equity; (14) market share; (15) economic value added; (16) operating margin; (17) profit margin; (18) stock price; (19) operating income; (20) EBIT or EBITDA; (21) expenses or operating expenses; (22) productivity of employees as measured by revenues, costs or earnings per employee; (23) working capital; (24) improvements in capital structure; or (25) cost reduction goals.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write- downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to the Company pursuant to Code Section 162(m).

Options. The Committee determines whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted. The exercise price of any option granted under the 2011 Long-Term Incentive Plan may not be less than the fair market value of the common stock on the date of the grant or, in the case of incentive stock options granted to certain owner-employees, may not be less than 110% of the fair market value of the common stock on the date of grant. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of the common stock, through a cashless exercise executed through a broker or by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

The term of an incentive stock option may not exceed ten years from the date of grant (five years in the case of incentive stock options granted to certain owner-employees of the Company). Incentive stock options may only be granted under the 2011 Long-Term Incentive Plan within ten years from the date the 2011 Long-Term Incentive Plan was adopted by our Board of Directors. Nonqualified stock options have no defined expiration period under the 2011 Long-Term Incentive Plan, but an expiration period can be included in the applicable Award agreement.

Stock Appreciation Rights. Each stock appreciation right allows the recipient to receive, in cash or stock, the appreciation per share of our common stock over a defined price which may not be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. Stock appreciation rights have no defined expiration period under the 2011 Long-Term Incentive Plan, but an expiration period can be included in the applicable Award agreement or program.

Other Awards. The 2011 Long-Term Incentive Plan allows the Committee to grant stock-based incentives other than options and stock appreciation rights that entitle the recipient to receive an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of our common stock, or the value of dividends paid on a specified number of shares of common stock during a dividend period. The Committee can also grant cash performance awards under the 2011 Long-Term Incentive Plan that entitle the recipient to receive a cash payment equal to the value of a specified or determinable number of units other than shares of common stock.

Reorganizations and Recapitalizations. The number of shares of common stock reserved for issuance in connection with the grant of Awards, the number of shares underlying an Award, and the exercise price or settlement price of each Award are subject to adjustment in the event of an equity restructuring (i.e., any nonreciprocal transaction between the Company and the holders of the Company’s capital stock that causes the per share value to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend). In the event of certain other corporate reorganizations, Awards may be substituted, cancelled, accelerated, cashed-out, or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the 2011 Long-Term Incentive Plan or any agreement reflecting the terms of an Award.

Amendment or Termination. The 2011 Long-Term Incentive Plan may be amended or terminated by our Board of Directors without stockholder approval, subject to the requirement that shareholders must approve any amendment that increases the number of shares reserved under the 2011 Long-Term Incentive Plan (other than in connection with certain capital events, as described above), materially expands the class of eligible award recipients, or would otherwise require stockholder rules under the rules of any applicable exchange on which our shares of common stock are traded.

Option Awards to Executives under the 2011 Long-Term Incentive Plan in 2013 and 2012

In 2013, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors approved the grant of stock options to the Company’s executive officers to purchase an aggregate of 31,368 shares of the Company’s common stock, all of which were outstanding as of December 31, 2013. The options have an exercise price of $0.55, which the Board of Directors determined was no less than the fair value of a share of common stock on the date of the grant. The options vested immediately. In 2013, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors approved the grant of stock options to the Company’s executive officers to purchase an aggregate of 173,952 shares of the Company’s common stock, all of which were outstanding as of December 31, 2013. Of these, 112,727 have an exercise price of $0.55 and 61,225 have an exercise price of $0.49, which in each instance the Board of Directors determined was no less than the fair value of a share of common stock on the date of the grant. The options vest ratably over twelve months. In June 2013, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors approved the grant of stock options to the Company’s Chief Operating Officer to purchase an aggregate of 212,143 shares of the Company’s common stock, all of which were outstanding as of December 31, 2013. The options have an exercise price of $0.55, which the Board of Directors determined was no less than the fair value of a share of common stock on the date of the grant. The options vest 20% on grant and 20% on each anniversary date of May 17, 2013.

In November 2012, pursuant to the 2011 Long-Term Incentive Plan, the Company’s Board of Directors approved the grant of stock options to the Company’s executive officers to purchase an aggregate of 17,185 shares of the Company’s common stock, all of which were outstanding as of December 31, 2013. The options have an exercise price of $0.49, which the Board of Directors determined was no less than the fair value of a share of common stock on the date of the grant. The options vested immediately.

SHARES OF COMMON STOCK ISSUABLE UNDER CURRENT EQUITY COMPENSATION PLANS

As of December 31, 2013, shares of common stock authorized for issuance under our 2011 Long-Term Incentive Plan (which is our only current equity compensation plan) are summarized in the following table.

Plan Category	Shares to be Issued Upon Exercise	Weighted Average Option Exercise Price	Shares Available for Future Grant
Plan approved by stockholders	1,540,414	$0.45	2,448
Plan not approved by stockholders	1,900,000	-	1,900,000
Total	3,440,414	$0.45	1,902,448

VOTES REQUIRED TO APPROVE PROPOSAL NO. 2

Approval of the amendment to the Plan to increase the number of shares authorized and reserved for issuance under the Plan will be decided by the written consent of our shareholders holding a majority of the voting power of our outstanding common stock as of the record date.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2011 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders.

The Executive Compensation Discussion, beginning on page 9 of this Consent Solicitation Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2013 in more detail. The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance.

The Board strongly endorses the executive compensation program and recommends that the shareholders vote in favor of the following resolutions:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the tabular and narrative disclosure contained in this proxy statement.

The Company requests shareholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

VOTES REQUIRED TO APPROVE PROPOSAL NO. 3

Approval of Proposal No. 3 will be decided by the written consent of our shareholders holding a majority of the voting power of our outstanding common stock as of the record date.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4 - ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal No. 3 above, the Company’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay vote.”

This Proposal No. 4 affords shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, shareholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every other year so that shareholders may regularly express their views on the Company’s executive compensation program. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE ON PROPOSAL NO. 4 TO HOLD SAY-ON-PAY VOTES EVERY TWO YEARS (AS OPPOSED TO EVERY YEAR OR EVERY THREE YEARS).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2013, the number of shares of our common stock that are held by:

●	each person or entity known by us to beneficially own more than 5% of our common stock;

●	each of our executive officers named in the Summary Compensation Table;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 19,308,230 shares of common stock outstanding as of December 31, 2013,

The number of shares beneficially owned by each person is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has the sole or shared voting power or investment power and also any shares the person has the right to acquire within 60 days of December 31, 2013, through the exercise of any stock option, warrant or other right. Except as indicated in this table, we believe each person or entity listed has sole investment and voting power with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants or other rights held by that person that are or will become exercisable within 60 days of December 31, 2013, are deemed outstanding, although the shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent (%) of Common Stock
Named executive officers
John Keefe (2)	554,932	(3)	2.83%
Harry Zimmerman	307,010	(4)	1.57%
Mark Edwards	315,061	(5)	1.62%

Non-Employee Directors
Eugene Bauer (Chair)	390,269	(6)	2.01%
Gene Burleson	1,825,189	(7)	8.97%
Joel Kanter	1,581,825	(8)	7.78%
William Kirby	577,191	(9)	2.98%
All Directors and Officers as a Group (7 persons)	5,551,491		24.97%

5% Shareholders
CIBC Trust Company (Bahamas) Limited as Trustee of Settlement T-555	3,354,791	(10)	16.42%
The Andrew M Heller 2009 GRAT	3,311,306	(11)	15.70%
Chicago Investments, Inc.	1,551,119	(12)	7.93%

(1)	Unless otherwise indicated, the address for each listed stockholder is c/o Dr. Tattoff, Inc., 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California, 90211.
(2)	Member of the Company’s Board of Directors.
(3)	Includes 234,965 shares of common stock, 217,699 options and 102,268 warrants held by John Keefe, which options and warrants are exercisable within 60 days of December 31, 2013.
(4)	Includes 88,520 shares of common stock, 103,617 options and 114,873 warrants held by Harry Zimmerman, which options and warrants are exercisable within 60 days of December 31, 2013.
(5)	Includes 125,528 shares of common stock, 141,020 options and 48,528 warrants held by Mark Edwards, which options and warrants are exercisable within 60 days of December 31, 2013.
(6)
Includes 296,077 shares of common stock, 53,218 options, 25,589 warrants, and 15,385 shares of common stock issuable upon conversion of convertible debt held by Eugene Bauer, which options and warrants are exercisable within 60 days of December 31, 2013.

(7)
Includes 790,646 shares of common stock, 63,932 options, 515,481 warrants, and 455,130 shares of common stock issuable upon conversion of convertible debt held by Gene Burleson, which options and warrants are exercisable within 60 days of December 31, 2013.

(8)
Includes (a) 275,716 shares of common stock, 53,218 options, 41,667 shares of common stock issuable upon conversion of convertible debt and 56,975 warrants held by Joel Kanter which options and warrants are exercisable within 60 days of December 31, 2013 and (b) 271,429 shares of common stock, 375,001 shares of common stock issuable upon conversion of convertible debt and 507,819 warrants held by the Kanter Family Foundation which options and warrants are exercisable within 60 days of December 31, 2013, an entity over which Mr. Kanter, as President, is deemed to have sole investment and voting control. Mr. Kanter disclaims beneficial ownership of the shares of common stock, options and warrants held by the Kanter Family Foundation.

(9)
Includes (a) 230,952 shares of common stock, 17,350 options and 15,306 warrants held by William Kirby which options and warrants are exercisable within 60 days of December 31, 2013 and (b) 313,583 shares of common stock held by William Kirby, D.O., Inc., an entity solely owned by William Kirby.

(10)
Includes 2,234,309 shares of common stock, 812,789 warrants, and 307,693 shares of common stock issuable upon conversion of convertible debt held by CIBC Trust Company (Bahamas) Limited as Trustee of Settlement T-555, which warrants are exercisable within 60 days of December 31, 2013. CIBC Trust Company (Bahamas) Limited is a wholly owned subsidiary of CIBC FirstCaribbean International Bank Limited, which is operated under the laws of Barbados and is regulated by the Central Bank of Barbados. 91.67% of CIBC FirstCaribbean International Bank Limited is owned by Canadian Imperial Bank of Commerce, which is operated under the laws of Canada and regulated by the Office of the Superintendent of Financial Institutions. Settlement T-555 is a fully discretionary trust. All investment decisions regarding the trust’s assets are at the sole discretion of the trustee. Linda G. Williams and Helen M. Carroll are authorized signatories for the trustee.

(11)
Includes (a) 400,000 warrants held by Andrew M. Heller and (b) 1,530,613 shares of common stock, 765,307 warrants, and 307,693 shares of common stock issuable upon conversion of convertible debt held by The Andrew M. Heller 2009 GRAT which warrants are exercisable within 60 days of December 31, 2013.

(12)
Includes 1,310,246 shares of common stock, 202,411 warrants, and 38,462 shares of common stock issuable upon conversion of convertible debt held by Chicago Investments, Inc., which warrants are exercisable within 60 days of December 31, 2013.

EXPENSE OF CONSENT SOLICITATION

We will pay for the expense of soliciting the written consents and the cost of preparing, assembling and mailing material in connection therewith. Original solicitations of written consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our directors, officers or regular employees. These individuals will receive no additional compensation for such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% shareholders materially complied with all filing requirements related to Section 16(a). The following are the instances where filing deadlines were not met. Mr. Edwards, Mr. Keefe, Mr. Zimmerman, Dr. Kirby, Mr. Kanter and Mr. Burleson all filed Form 4’s on March 8, 2013 that were due March 7, 2013. Mr. Keefe and Mr. Edwards filed Form 4’s on August 26, 2013 that were due on July 8, 2013. Dr. Bauer filed a Form 4 on August 2, 2013 that was due on July 5, 2013. Dr. Kirby filed a Form 4 on October 10, 2013 that was due on October 3, 2013. Mr. Burleson filed a Form 4 on January 12, 2103 that was due on January 11, 2013 and a Form 4 on August 2, 2013 that was due on May 3, 2013. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.

SHAREHOLDER PROPOSALS

The deadline for submitting shareholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of shareholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. While we do not have the time set for our annual meeting in 2015, any proposal must be received at the Company’s principal executive offices no later than February 1, 2015. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By order of our Board of Directors

/s/ John P. Keefe
John Keefe
Chief Executive Officer

June 5, 2014
Beverly Hills, California

Exhibit A

2011 Long-Term Incentive Plan

SECTION I. DEFINITIONS

1.1           Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)           “Affiliate” means:

(1)           Any Subsidiary or Parent;

(2)          An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)          Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)           “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)           “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)           “Board of Directors” means the board of directors of the Company.

(f)           “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.

(i)            “Company” means Dr. Tattoff, Inc., a Florida corporation.

(j)            “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)            “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(m)          “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)           if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)           if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3)           if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(n)           “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(o)           “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(p)            “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(q)           “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(r)            “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(s)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(t)            “Participant” means an individual who receives an Award hereunder.

(u)           “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	earnings per share;
(ii)	book value per share;
(iii)	operating cash flow;
(iv)	free cash flow;
(iii)	cash flow return on investments;
(iv)	cash available;
(v)	net income (before or after taxes);
(vi)	revenue or revenue growth;
(vii)	total shareholder return;
(viii)	return on invested capital;
(ix)	return on shareholder equity;
(x)	return on assets;
(xi)	return on common book equity;
(xii)	market share;
(xiii)	economic value added;

(xiv)	operating margin;
(xv)	profit margin;
(xvi)	stock price;
(xvii)	operating income;
(xviii)	EBIT or EBITDA;
(xix)	expenses or operating expenses;
(xx)	productivity of employees as measured by revenues, costs, or earnings per employee;
(xxi)	working capital;
(xxii)	improvements in capital structure;
(xxiii)	cost reduction goals; or
(xxiv)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

(v)           “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(w)          “Plan” means the Dr. Tattoff, Inc. 2011 Long-Term Incentive Plan.

(x)           “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)           in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)           in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)           in any case, as may otherwise be permitted under Code Section 409A.

(y)           “Stock” means the Company’s common stock.

(z)           “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(aa)         “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(bb)         “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

2.1           Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2           Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, eighteen million (18,000,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3           Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4           Eligibility and Limits. Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). Effective as of June 1, 2011, to the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed Three Million (3,000,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed One Million Dollars ($1,000,000). If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3 TERMS OF AWARDS

3.1           Terms and Conditions of All Awards.

(a)           The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)           Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)           The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)           Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)           Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(f)           After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2           Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)            Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)            Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)            Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)            by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)           in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors; or

(iii)          by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)           Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)           Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)           Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)           No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)           No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders (i) the exercise price of an Option may not be reduced after the grant of the Option and (ii) an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3           Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)           Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)           No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders (i) the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and (ii) a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

 3.4           Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)           Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5           Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)           Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)           Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6           Treatment of Awards on Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

4.1           Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2           Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

5.1           Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)           Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)           The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Compliance with Code.

(a)           Code Section 422. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)           Code Section 409A. Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.4           Right to Terminate Employment or Service. Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.5           Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.6           Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.7           Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.8           Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that increases the number of shares of Stock available under the Plan (except as provided under Section 5.2 of the Plan), materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.9           Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

5.10         Choice of Law. The laws of the State of Florida shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.11         Effective Date of Plan. Except as otherwise provided herein, the Plan shall be effective as of April 15, 2011, the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed.

WRITTEN CONSENT SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DR. TATTOFF, INC.

The undersigned hereby acknowledges receipt of the consent solicitation statement of Dr. Tattoff, Inc. (the “Company”) dated June 5, 2014, and, without the formality of convening a meeting, does hereby vote via written consent, as designated below, all of the shares of common stock of the Company held by the undersigned:

The Board of Directors of the Company recommends a vote FOR Proposals 1, 2 and 3 and “2 Years” on Proposal 4.

Proposal No. 1: Election of Directors	FOR	WITHHELD FOR ALL

	☐	☐

Nominees:
Eugene Bauer, M.D.
Gene Burleson
Joel Kanter
John Keefe
William Kirby, D.O.

WITHHELD FOR: (Write the name of any nominee for whom your vote is being withheld in the space provided below.)

Proposal No. 2: Approval of an increase in the total shares under the 2011 Long-Term Incentive Plan from 2,571,428 to 4,471,428.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 3: Advisory vote on executive compensation

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 4: Advisory vote on the frequency of the advisory vote on executive compensation

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐	☐	☐	☐

The undersigned represents that the undersigned owns the following number of shares of common stock of the Company (please insert number of the shares): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the written consent. A written consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:

Shareholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN AND DATE YOUR WRITTEN CONSENT PROMPTLY AND
RETURN IT VIA FACSIMILE OR MAIL TO:

Dr. Tattoff, Inc.
Attention: Harry L. Zimmerman, General Counsel and Secretary
8500 Wilshire Boulevard, Suite 105
Beverly Hills, California, 90211
Fax: 512-628-3077